Exhibit 10.44

Third Supplemental Credit Agreement

     Third Supplemental Credit Agreement (this “Supplemental Credit Agreement”) dated December 10, 2004, among Seabulk International, Inc., a Delaware corporation (the “Borrower”) and Fortis Capital Corp. (the “Agent”).

Preliminary Statement

     Pursuant to the Amended and Restated Credit Agreement, dated as of August 5, 2003, as amended by Amendment No. 1 thereto dated March 26, 2004, as amended by that certain Supplemental Credit Agreement dated as of June 17, 2004, and further amended by that certain Second Supplemental Credit Agreement dated August 6, 2004 (the “Credit Agreement”), among Seabulk International, Inc., (the “Borrower”), the Subsidiary Guarantors named therein, the Released Subsidiary Guarantors named therein, Fortis, NIB Capital Bank N.V. (“NIB”), The Governor & Company of The Bank of Scotland and each other financial institution which may hereafter execute and deliver an Assignment and Acceptance with respect to the Credit Agreement pursuant to Section 10.11 thereof (any one individually, a “Lender”, and collectively, the “Lenders”), Fortis, as administrative agent on behalf of the Lenders (when acting in its capacity as administrative agent under any Transaction Document, herein referred to, together with any successor administrative agent, as the “Agent”) and as book runner and as an arranger (when acting in such capacity, an “Arranger”) and NIB, as an arranger (when acting in such capacity, an “Arranger”, and together with Fortis, the “Arrangers”), the Lenders agreed to make the Facility available to the Borrower, in accordance with the terms of the Credit Agreement. As a condition to providing such Facility, each of the Lenders has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Credit Agreement by entering into the Guarantee Agreement and securing the Subsidiary Guarantors’ obligations hereunder by granting to the Agent, on behalf of the Lenders, a lien in, to and under the Collateral (as defined herein). The Borrower has requested that the SEABULK MISSISSIPPI (the “Vessel”), owned by one of the Subsidiary Guarantors, be re-flagged from the maritime registry of the Republic of Panama to the maritime registry of the Republic of the Marshall Islands. In order to induce the Counterparties to permit the re-flagging, Seabulk Offshore, Ltd. (the “Owner”) has agreed to execute and deliver (and cause to be recorded where appropriate) in favor of the Agent, on behalf of the Counterparties, any and all documents necessary to evidence the continuation of the lien in, to and under the Vessel and the Collateral related thereto, concurrently with or immediately following the re-documentation of the Vessel so that the Vessel shall remain for all purposes a “Vessel” under the Transaction Documents.All things necessary to make this Third Supplemental Credit Agreement a valid agreement of the Borrower, Owner and the other Subsidiary Guarantors in accordance with its terms have been done.

     NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Agent and each of the Lenders, as follows:

          (i) Owner hereby confirms that it unconditionally and irrevocably guarantees, jointly and severally, to the Agent and each of the Lenders (i) the full and prompt payment of the principal of the Notes and the indebtedness represented thereby and the L/C Obligations when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise; (ii) the full and prompt payment of interest on the Notes and the L/C Obligations when and as the same shall become due and payable (including interest at the Overdue Rate on any part of the principal amount, interest amount or other amount due under this Agreement and not paid when due); (iii) the full and prompt payment of an amount equal to each and all of the payments and other sums when and as the same shall become due, required to be paid by the Borrower under the terms of the Credit Agreement and under each of the other Transaction Documents to which it is a party and (iv) the full and prompt performance and observance by the Borrower of the obligations, covenants and agreements required to be performed and observed by the Borrower under the terms of the Credit Agreement and under each of the other Transaction Documents to which it is a party (items (i) through (iv), the “Subsidiary Guarantee Obligations”). Owner hereby confirms that it irrevocably and unconditionally agrees that upon any default by the Borrower in the payment, when due, of any principal of, interest on or other amounts (including amounts in respect of fees and indemnification owing to the Agent or the Lenders) due under the Notes, the Credit Agreement or any other Transaction Document, Owner will promptly pay the same within ten (10) days after the receipt of written demand therefore from the Agent or any Lender. Owner further confirms that it hereby irrevocably and unconditionally agrees that upon any default by the Borrower in any of its obligations, covenants and agreements required to be performed and observed by the Borrower under the Credit Agreement and under each of the other Transaction Documents to which it is a party, Owner will effect the observance of such obligations, covenants and agreements within ten (10) days after receipt of written demand therefor from the Agent or any Lender.

     Owner further confirms that it agrees that the Subsidiary Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from Owner and that Owner will remain bound under the Credit Agreement notwithstanding any extension or renewal of any Subsidiary Guarantee Obligation. Owner confirms that it is subject to all the provisions of the Credit Agreement applicable to a Subsidiary Guarantor. Without limiting the effect of the foregoing, Owner hereby agrees that it is hereby bound by the provisions of Section 6.19 of the Credit Agreement relating to the assignment to the Agent as security, and hereby grants to the Agent a security interest in (subject to the provisions of the Assignment of Earnings and Insurances), all the freights, hires, charters and Insurances to which such Additional Guarantor is entitled in respect of the Vessel and the other Vessels that it owns subject to the Mortgages.

     SECTION 2. The Credit Agreement, as supplemented and amended by this Third Supplemental Credit Agreement and all other Credit Agreements supplemental thereto, is in all respects ratified and confirmed, and the Credit Agreement, this Third Supplemental Credit Agreement and all Credit Agreements supplemental thereto shall be read, taken and construed as one and the same instrument.

     SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Credit

Agreement by any of the provisions of the Credit Agreement, such required provision shall control.

     SECTION 4. All covenants and agreements in this Third Supplemental Credit Agreement by Owner shall bind its successors and assigns, whether so expressed or not.

     SECTION 5. In case any provision in this Third Supplemental Credit Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6. Nothing in this Third Supplemental Credit Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Lenders any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Credit Agreement.

     SECTION 7. THIS THIRD SUPPLEMENTAL CREDIT AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 8. All terms used in this Third Supplemental Credit Agreement not otherwise defined herein that are defined in Appendix A to the Credit Agreement shall have the meanings set forth therein.

     SECTION 9. This Third Supplemental Credit Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

     WHEREOF, the parties have caused this Third Supplemental Credit Agreement to be duly executed as of the date first written above.

SEABULK INTERNATIONAL, INC.,
as Borrower,

Name: Patrice M. Johnston
Title: Attorney-in-Fact

FORTIS CAPITAL CORP.
as Agent,

Name:
Title:

Name:
Title:

SEABULK OFFSHORE, LTD., hereby
acknowledges and agrees to the terms,
conditions and provisions of the above
Third Supplemental Credit Agreement.

Name: Patrice M. Johnston
Title: Attorney-in-Fact